UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman and Chief Executive Officer Transition

Effective as of March 1, 2023, Biostage, Inc. or the Company, implemented a transition of its Chairman and Chief Executive Officer roles. In connection therewith, the Company’s existing director, Junli (Jerry) He, was appointed Chairman and Chief Executive Officer of the Company, in replacement of David Green in such roles. Mr. Green will remain on the Board of Directors of the Company and also will provide support to Mr. He during his transition to the Chief Executive Officer role.

Mr. He, age 48, has served as a member of our Board of Directors since September 1, 2021. Mr. He serves as the Executive Vice Chairman of Bright Scholar Holdings and has been in that position since January 2019. Prior to the promotion, Mr. He had served as the CEO of Bright Scholar. Prior to joining Bright Scholar, Mr. He was a Managing Director at TStone Corp, and served as CFO, CEO and a director of Noah Education Holdings Ltd., a former NYSE listed private education services provider in China. Mr. He was a portfolio manager at Morgan Stanley Global Wealth Management from June 2008 to June 2009 and was employed by Bear Stearns from November 2006 to May 2008. Mr. He obtained a bachelor’s degree in science from Peking University and an M.B.A. with Honors from the University of Chicago, Booth School of Business. Mr. He is also a CFA charter holder. Mr. He does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

On March 1, 2023, the Company issued a press release regarding the Chairman and Chief Executive Officer transition. The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

In accordance with the applicable transition rules for filing of redacted exhibits under Item 601(b)(10)(iv) of Regulation S-k of the Exchange Act of 1934, the Company hereby refiles, as Exhibit 10.1, its existing Sublicense Agreement dated as of December 7, 2012 between the Company and Harvard Bioscience, Inc., and related Trademark License Agreement, dated December 19, 2002, by and between Harvard Bioscience, Inc. and President and Fellows of Harvard College.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1*	Sublicense Agreement dated as of December 7, 2012 between Biostage, Inc. and Harvard Bioscience, Inc., and related Trademark License Agreement, dated December 19, 2002, by and between Harvard Bioscience, Inc. and President and Fellows of Harvard College
99.1	Press Release issued by Biostage, Inc. on March 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Confidential portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which such request was granted by the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

March 7, 2023	/s/ Joseph L. Damasio Jr.
(Date)	Joseph L. Damasio Jr.
Chief Financial Officer

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